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                                                                    EXHIBIT 21



                             LIST OF SUBSIDIARIES




Sunrise Assisted Living, Inc.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership II
Sunrise Assisted Living Limited Partnership III
Sunrise Assisted Living Limited Partnership IV
Sunrise Assisted Living Limited Partnership V
Sunrise Assisted Living Limited Partnership VI
Sunrise Assisted Living Limited Partnership VII
Sunrise Assisted Living Limited Partnership VIII
Sunrise Terrace, Inc.
Sunrise Development, Inc.
Sunrise Village House, LLC
Independence Home Care Agency, Inc.
Sunrise Homes of Towson LLC
Sunrise at Gardner Park Limited Partnership
Sunrise of Raleigh, LLC
Sunrise East Assisted Living Limited Partnership
Sunrise of Alexandria Assisted Living, L.P.
Sunrise of Rockville Assisted Living Limited Partnership
Sunrise Huntcliff Assisted Living Limited Partnership
Sunrise Augusta Assisted Living Limited Partnership
Sunrise Columbus Assisted Living Limited Partnership
Sunrise Greenville Assisted Living Limited Partnership
Sunrise Northshore Assisted Living Limited Partnership
Sunrise of Westfield Assisted Living, LP
Sunrise Assisted Living Investments, Inc.
Sunrise Partners Limited Partnership
NAH/Sunrise Severna Park, LLC